EXHIBIT 99.2


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                        Dime Community Bancshares, Inc.

                                 Acquisition of

                            Financial Bancorp, Inc.

                                 July 20, 1998

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Forward Looking Information
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This presentation contains forward looking statements with respect to the financial condition, results of operations and business of Dime Community Bancshares, Inc. ("Dime Community") and Financial Bancorp, Inc. ("Financial Bancorp") and assuming the consummation of the acquisition, a combined Dime Community and Financial Bancorp, including statements relating to: (i) the cost savings and revenue enhancements and accretion to reported earnings that will be realized from the acquisition; and (ii) the restructuring charges expected to be incurred in connection with the acquisition. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: (i) expected cost savings from the acquisition cannot be fully realized or realized within the expected time; (ii) revenues following the acquisition are lower than expected;
(iii) competitive pressure among depository institutions increase significantly;
(iv) costs related to the integration of the business of Dime Community and Financial Bancorp are greater than expected; (v) changes in the interest rate environment reduces interest margins; (vi) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (vii) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (viii) changes may occur in the securities market.


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Transaction Summary
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Transaction Type:               Acquisition

Mix of Consideration:           50% cash, 50% stock(a)

Accounting Treatment:           Purchase Accounting

Transaction Value:              $40.50 per share; approximately $74 million

Transaction Multiples:

                                                         Recent NYC
                                                       Transactions(b)
                                                       ---------------
   Price/Book Value             2.56x                        3.94x
   Price/Tangible Book Value    2.57x                        3.95x
   Price/LTM EPS (June 30)      25.51x                      26.43x
   Core Deposit Premium         20.70%                      41.08%

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(a)  Stock portion will be reissued out of treasury shares.

(b)  New  York  City  transactions   announced  since  July  1,  1997:  Roslyn's
     acquisition of TR Financial, Astoria Financial's acquisition of Long Island Bancorp, and North Fork's acquisition of New York Bancorp.


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Transaction Summary (cont'd)
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
Implied Exchange Ratio :                 1.5502x on stock portion(1)

Pricing Collar:                          Dime will deliver $40.50 in stock based on Dime
(stock portion of consideration)         prices between $22.95 and $31.05

Walkaway:                                25% absolute decline in Dime Community's stock
                                         price ($20.25); Dime Community at its option can
                                         provide $38.12 in value to complete the
                                         transaction

Synergies:                               Approximately $2.7 million pre-tax
                                         (approximately 50% of Financial Bancorp's
                                         operating expenses.)

Restructuring Charge:                    Approximately $3.9 million after-tax

Due Diligence:                           Completed

Expected Closing:                        Late fourth quarter 1998/Early first quarter 1999

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(1)  Based on Dime's closing stock price on July 17, 1998.

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Strategic Rationale
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o    Low risk in - market transaction offering significant cost savings.

o    GAAP and Cash EPS accretive.

     >    a 2% accretive to GAAP earnings in fiscal year ended June 30, 2000

     >    a 8% accretive to cash earnings in fiscal year ended June 30, 2000

o    Enhances Dime Community's franchise in Queens and Brooklyn.

o    Adds stable, low-cost core deposit base.

o Improves projected GAAP returns on assets and equity and cash returns on tangible equity.

o Purchase accounting allows Dime Community to continue, subject to certain limitations, its existing share repurchase program.

o    Continues Dime Community's leveraging of excess capital.


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Overview of Financial Bancorp
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o    Headquartered in Long Island City, New York.

o    Operates four full service branches in Queens and one in Brooklyn.

o Converted to a federally chartered stock savings association on August 17, 1994 and to a federally chartered stock savings bank on October 20, 1994.

o Community-oriented institution engaged in attracting retail deposits and originating residential and commercial mortgage loans.


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Attractive Pro Forma Franchise*
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(Dollars in Thousands)

[MAP The map illustrates the location of Dime Community's and Financial Bancorp's combined branches in the Queens, Kings and Nassau counties and the Bronx.]

                              ------------------------------------------
                                        Dime Community Pro Forma
                              ------------------------------------------
                              County          Deposits          Branches
                              ------          --------          --------
                              Queens          $480,298               7
                              Kings            434,868               7
                              Nassau           303,259               5
                              Bronx             44,447               1
                              ------------------------------------------

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*    Deposit balances as of March 31, 1998.


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Pro Forma Balance Sheet
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At June 30, 1998
(Dollars in Thousands)



                                     At June 30, 1998
                           -----------------------------------    Dime Community
                           Dime Community    Financial Bancorp     Pro Forma (a)
                           --------------    -----------------    --------------
 Balance Sheet
     Assets                  $1,623,926           $340,999          $1,964,925
     Net Loans                  938,046            191,822           1,129,868
     Reserves                    12,543              1,616              17,159
     Intangibles                 24,028                114              72,061
     Deposits                 1,038,342            229,027           1,267,369
     Common Equity              186,349             28,730             223,169

Capital Adequacy
     Equity/Assets                11.48%              8.43%              11.36%
     Tangible Equity/Assets       10.15               8.39                7.98



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(a)  Reflects an after-tax  restructuring charge of $3.9 million and an increase in reserves for loan losses of $3.0 million pre-tax.


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Attractive Deposit Base (a)
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(Dollars in Thousands)

                            Dime Community           Financial Bancorp                 Pro Forma
                       ----------------------     ---------------------        ------------------------
                         Total        Percent       Total       Percent          Total          Percent
                       ----------     -------     ----------    -------        ----------       -------
CDs                    $  611,336       59.1%     $  123,097      53.8%        $  734,433         58.2%
Savings                   339,972       32.9          67,386      29.5            407,358         32.3
Money Markets              30,878        3.0          18,970       8.3             49,848          3.9
NOW                        17,530        1.7           7,000       3.1             24,530          1.9
Checking                   34,538        3.3          12,165       5.3             46,703          3.7
                       ----------      -----      ----------     -----         ----------        -----
    Total              $1,034,254      100.0%     $  228,618     100.0%        $1,262,872        100.0%
                       ==========      =====      ==========     =====         ==========        =====

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(a)  Deposit balances as of March 31,1998.


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Loan Portfolio Composition(a)
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(Dollars in Thousands)


                            Dime Community           Financial Bancorp                 Pro Forma
                       ----------------------     ---------------------        ------------------------
                         Total        Percent       Total       Percent          Total          Percent
                       ----------     -------     ----------    -------        ----------       -------
1 - 4 Family           $  135,988        15.3%    $  140,933      81.0%        $  276,921          26.1%
Multi-Family              656,988        74.0         14,141       8.1            671,129          63.2
Other Mortgage             90,024        10.1         18,029      10.4            108,053          10.2
Consumer                    2,464         0.3            479       0.3              2,943           0.2
Other                       2,850         0.3            353       0.2              3,203           0.3
                       ----------       -----     ----------     -----         ----------         -----
    Total              $  888,314       100.0%    $  173,935     100.0%        $1,062,249         100.0%
                       ==========       =====     ==========     =====         ==========         =====

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(a)  Loan balances as of March 31, 1998.


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Expected Synergies
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(Dollars in Thousands)

o 66% of the projected pre-tax synergies will be achieved in FY1999 and 100% in FY2000

                                                                Total
                                                              ---------
          Staff                                                $1,682
          Computer Services                                       216
          Advertising                                             107
          Occupancy                                                22
          Other                                                   630
                                                               ------
               Annual Savings                                  $2,657

          -----------------------------------------------------------
             Percent of Financial Bancorp Expenses                 50%
          -----------------------------------------------------------

           Additional Expense Savings

               ESOP & RRP Expense                                $472


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Restructuring Charge
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($ in thousands, after-tax)

          Change-of-Control Contracts                         $   595
          RRP Payout                                              629
          Directors Plan                                          320
          Additional Reserve                                    1,620
          Tax Deduction on Stock Options Cash Out              (1,732)
          Other Restructuring Charge                            2,464
                                                              -------
                   Total                                      $ 3,896
                                                              =======



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Prior Acquisition Experience
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o    On June 26, 1996 Dime  Community  completed  the  acquisition  of Conestoga
     Bancorp, a $479 million in assets thrift headquartered in Roslyn, New York.

o Conestoga systems were converted to those of Dime Community within one week of closing.

o Actual cost savings equaled 50% of Conestoga overhead, in excess of the target of 40%.

o Dime Community has increased Conestoga's deposits per branch from an average of $49 million to $60 million.



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